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                                                                   EXHIBIT 10.28

Apple Computer, Inc.

Apple Corporate Alliance Program Addendum to the Authorized Apple Dealer Sales Agreement

This Addendum to the Authorized Apple Dealer Sales Agreement ("Agreement") made between Apple Computer, Inc. ("Apple") and Creative Computers, Inc. with its principal place of business located at 2645 Maricopa Street, Torrance, CA 90503 ("Dealer"), executed by Apple on August 29, 1996 sets forth the terms and conditions for Dealer's participation in the Apple Corporate Alliance Program.

In consideration for selection to participate in the Apple Corporate Alliance Program ("ACAP"), Dealer agrees at all times to meet the following requirements:

(1) Dealer must be designated by an Apple Corporate Alliance Program customer ("Customer") to participate in the ACAP.
(2) Dealer must ship allocated Apple Product(s) to the ACAP Customer.
(3) Dealer must provide monthly end customer reporting to Apple via Electronic Data Interchange ("EDI").
(4) Dealer must maintain, at each Authorized Location selected to participate in the ACAP, a named account team for each ACAP Customer.
(5) Dealer agrees to keep confidential all information and data developed with Apple with regard to ACAP Customer account strategy and planning and to use such information and data solely for the promotion and sale of Apple Product(s).
(6) Dealer agrees to attend semiannual ACAP training sessions provided by Apple. Dealer understands that Apple will provide adequate advance notice of the date and location. All incidental costs associated with such training shall be paid by Dealer.
(7) Upon request by Apple, Dealer will attend regular account planning and progress tracking session with Apple and will generally work with Apple in developing and supporting the ACAP Customer.
(8) Dealer agrees to work with Apple in designing a proper seed unit strategy for the ACAP Customer.
(9) Failure to comply with the terms and conditions of this Addendum or the Agreement may result, at the option of Apple, in either termination of the Agreement or termination of the right to participate in the ACAP, or both.
(10) The terms and conditions of the Agreement shall remain in full force and effect.

The duly authorized representatives of the parties execute this Addendum as of the dates set forth below.

Dealer

SIGNATURE: /s/
PRINT NAME:  Dan DeVries
TITLE:  Executive Vice President
DATE:  7-1-96

Apple

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SIGNATURE: /s/
PRINT NAME:  Catherine P Lyons
TITLE:  Sr. Contracts Specialist
DEPT:  Bids & Contracts Management
EFFECTIVE DATE: 8-29-96

part #P00133 Please return to: Apple Computer, Inc., 900 E. Hamilton Avenue M/S 73-CM, Campbell, CA 95008 2/95

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Apple Computer, Inc.

Authorized Apple Catalog Reseller Sales Agreement

This Agreement is made between Apple Computer, Inc., a California corporation with its principal place of business located at 1 Infinite Loop, Cupertino, California 95014, "Apple," and Creative Computers, Inc., a corporation organized under the laws of California with its principal place of business located at 2645 Maricopa Street, Torrance, CA 90503, "Catalog Reseller."

Definitions

As used in this Agreement, the following terms and conditions have the meanings specified below:

A. "Agreement" - this Authorized Apple(R) Catalog Reseller Sales Agreement and any documents incorporated herein by reference.

B. "Authorized Product(s)," "Apple Products," and/or "Product(s)" -hardware, software, support, and/or training products, including items manufactured, distributed or licensed ("sold") exclusively by Apple and items manufactured or distributed by others, that Catalog Reseller is authorized by this Agreement to purchase from Apple and resell to customers.

C. " Apple Service Programs Manual" - the then current so titled document which describes Apple's policies and procedures for providing customer service and support.

D. "Catalog" - a magazine style booklet of high quality containing color photographs of Apple Products and information about purchase and use of Authorized Products, typically provided to customers via the mail. Information includes possible configurations, specifications, and other related information necessary for an end-user to make an informed decision on the purchase of an Authorized Product equivalent to the decision the customer could make by visiting a store location.

E. "Catalog Sales" - the promotion of Authorized Products via Catalogs the taking of orders for such Authorized Products via the telephone or other non-in person means, and fulfilling such orders via mail.

F. "Policies and Business Practices Manual" - Apple's then current policies relating to doing business in Apple Products and Apple administrative programs and procedures which a Catalog Reseller must follow.

G. "Price List" - the Apple Computer, Inc. Authorized Apple Dealer Confidential Price List.

1.  Appointment

A. Apple appoints Catalog Reseller as an Authorized Apple Catalog Reseller and Catalog Reseller accepts such appointment. This non-exclusive appointment is valid only so long as Catalog Reseller complies with the terms and conditions of this Agreement and the Apple Catalog Program Guidelines. Appointment allows Catalog Reseller to perform the functions described herein and represent to the public that Catalog Reseller has been authorized by Apple to do so.

B. Catalog Reseller is an independent contractor, has no power or authority to bind Apple and is contracting for certain goods and services. Nothing in this Agreement shall be construed as creating any relationship such as employer-employee, principal-agent or franchisor-franchisee .

C. The appointment is based upon the existing ownership of Catalog Reseller and is, therefore, personal in nature. Consequently Catalog Reseller may not assign or transfer any or all of its rights and obligations under this Agreement without express written approval from Apple.

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2. Scope of Authorization

A. Catalog Reseller shall only sell Products for which it has been specifically authorized by Apple. As of the date of this Agreement those Products include all Products on the Price List, unless specifically excepted. Apple reserves the right to remove Products from the Price List, to limit those Products available to Catalog Reseller and to require Product specific authorizations in the future.

B. Catalog Reseller shall only sell Authorized Products for use within the United States of America (50 states and the District of Columbia).

C. Catalog Reseller must conduct its sales of Authorized Products in the United States of America (50 states and the District of Columbia).

D. Catalog Reseller shall only resell to end-users.

E. Catalog Reseller shall not sell Authorized Products as follows unless specifically authorized to do so by an amendment to this Agreement:
(1) for resale. If Apple authorizes Catalog Reseller to resell Products to other Apple resellers, Catalog Reseller shall pass on to the reseller all promotional allowances received from Apple for the Products sold;
(2) for export, either directly or indirectly;
(3) to public and private non-profit educational institutions, including, without limitation, those portions of state contracts concerning purchases for educational institutions
(4) in response to a Federal Government Contracting Officer's Notice of Intent to place a delivery order against a General Services Administration (GSA) Automatic Data Processing (ADP) Schedule as published in the Commerce Business Daily; and
(5) to Premium/Incentive customers defined by Apple for programs that will compete with existing Apple Premium/Incentive programs.

F. Catalog Reseller shall determine its own resale prices unilaterally. Although Apple price lists may show suggested retail prices those are suggestions only and Catalog Reseller may freely choose to charge different prices.

3. Catalog Reseller's Obligations

A.  Promotion and Sales

Catalog Reseller shall vigorously promote and sell Products to end-users via Catalogs which comply with all policies contained in the Apple Catalog Program Guidelines; and, shall achieve and maintain a level of customer satisfaction acceptable to Apple. Catalog Reseller agrees and represents that it shall accomplish at least the following:
(1) comply with Apple's programs and policies contained in the Policies and Business Practices Manual and the Apple Catalog Program Guidelines or other documentation available to Catalog Reseller
(2) provide all customers with the benefit of skilled, pre-sale and post-sale education, orientation and support;
(3) promote Apple Products and do so in a manner that reflects favorably on the products and the good name, goodwill and reputation of Apple;
(4) utilize the promotional programs and funds Apple makes available from time to time; and
(5) not engage in any illegal, false or misleading activities with respect to any Apple Product or service and support activity described herein.

B. Service

Catalog Reseller shall provide for the service of all Apple Product in a manner which ensures customer satisfaction and conforms to Apple's requirements. Catalog Reseller shall meet its service obligation by utilizing one or more of the following options: 1) if qualified, execute an Apple Authorized Service Provider Agreement and perform service and repair itself; 2) use a third party Apple authorized service

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provider to perform the service; and/or 3) use Apple to perform the service.
These service options and their respective requirements are more fully described in the Apple Service Programs Manual.
(1) Catalog Reseller shall provide for the service of all Apple Product even if such Product was not purchased from Catalog Reseller, was not purchased in the United States of America, or is not currently manufactured by Apple.
(2) Catalog Reseller shall complete and return to Apple the Apple Service Selection Plan designating how Catalog Reseller will fulfill its service obligations.
(3) In the event Catalog Reseller elects to use a third party Apple authorized service provider to perform its service obligations on its behalf, Catalog Reseller acknowledges that it shall remain responsible for ensuring service and repairs are performed in accordance with the Agreement.
(4) In the event Catalog Reseller elects to perform service itself, Catalog Reseller shall execute the Apple Authorized Service Provider Agreement and return it to Apple with the Apple Service Selection Plan.

C.   Support
Catalog Reseller shall support all Apple Products it offers for sale. Adequate minimum support of Apple Products includes:
(1) helping customers determine appropriate system configurations for their specific requirements;
(2) providing appropriate information, assistance, and advice to assist customers in applying and using Apple Products;
(3) explaining to the customers the various Apple service and support program options available for Apple Products; and
(4) furnishing each customer with a bill of sale or other receipt that states the Customer's name and address, date of sale, and the serial numbers of the Apple Products sold.

4. Limited Warranty to Catalog Reseller

A. Apple warrants to Catalog Reseller that any Authorized Products shipped by Apple shall conform to the general description of that Product on Price List. This warranty is non-transferable.

Catalog Reseller's sole and exclusive remedy for any breach by Apple of the foregoing warranty shall be replacement of the item upon return to Apple of the non-conforming unit. Catalog Reseller shall have SIX (6) MONTHS from the original invoice date to Catalog Reseller to notify Apple of a suspected warranty breach and receive a return authorization or the above warranty shall expire.

B. Catalog Reseller-owned Apple Products used for demonstration, display, seeding, or training purposes are covered by Apple's standard Limited Warranty; coverage shall commence on the date Catalog Reseller first uses the Product. If Catalog Reseller does not maintain records indicating the date of first use, the coverage period will start from Catalog Reseller's date of purchase.

C. APPLE MAKE NO OTHER WARRANTY TO CATALOG RESELLER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY APPLE PRODUCTS PURCHASED BY CATALOG RESELLER HEREUNDER. APPLE SPECIFACALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

D. For Authorized Products sold by Catalog Reseller to end-users, Apple's standard Limited Warranty shall flow to the end-user. Catalog Reseller shall make available Apple's standard Limited Warranty to all purchasers prior to purchase.

5.  Inspections, Records, and Reporting

A. Catalog Reseller shall maintain information which Apple may reasonably request.

B. Apple shall have the right to inspect Catalog Reseller and its operation at any time during regular business hours to verify Catalog Reseller's compliance with the terms and conditions of this Agreement

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and Apple programs. Upon Apple's request, Catalog Reseller shall promptly make and provide copies of any and all records and documents.

C. Catalog Reseller shall maintain for at least FIVE (5) YEARS its records, contracts, and accounts relating to the sale of Apple Products.

D. Catalog Reseller will provide to Apple a monthly report listing inventory and sell-through information for the previous month for all serialized Apple Products. This report shall be in a form and format prescribed by Apple. Failure to submit the reports will result in Catalog Reseller being ineligible for certain Apple programs.

E. Catalog Reseller will promptly notify Apple in writing of any suspected Product defect or safety problem.

F. Catalog Reseller shall notify Apple in writing no less than TEN (10) DAYS prior to any material change in the management or control of Catalog Reseller, any new affiliation or association, or transfer of any substantial part of Catalog Reseller's business. Catalog Reseller shall also notify Apple in writing no less than TEN (10) DAYS prior to any acquisition by Catalog Reseller in whole or in part of a third party engaged in the sale of Apple Products.

6.  Ordering; Shipping; Payment

A. Catalog Reseller may submit orders for Authorized Products. Orders shall be subject to acceptance by Apple. The price shall be Apple's price on the then-current Price List on the date of Apple's acceptance. The prices set forth in Apple's then-current Price List include freight (using an Apple-selected carrier), insurance and routing to Catalog Reseller.

B. Apple shall use reasonable efforts to ship according to Catalog Reseller's request, but shall not be liable for any failure to do so or for any failure to meet a proposed delivery date. Unless Catalog Reseller clearly advises Apple to the contrary in writing, Apple may make partial shipments on account of Catalog Reseller's orders, to be separately in-voiced and paid for when due. Title to all shipped Product shall pass to Catalog Reseller at Apple's shipping location. When shipping pursuant to Apple's standard practices, Apple will place tracers, file claims and replace product lost or damaged in transit.

C. Should orders for Product exceed Apple's available inventory, Apple will allocate its available inventory and make deliveries (including partial shipments) on a basis Apple deems equitable, in its sole discretion and without liability to Catalog Reseller.

D. Catalog Reseller shall be invoiced upon shipment of Product and, provided Catalog Reseller is eligible for credit from Apple, shall pay each invoice no later than THIRTY (30) DAYS from the date of invoice. Upon Apple's request, Catalog Reseller shall provide financial statements to Apple. Apple reserves the
right to change credit terms should Catalog   Reseller's financial status or
payment record so warrant.

7. Apple Proprietary Rights

A. Trademarks, Service Marks and Tradenames

(1) During the term of this Agreement, Catalog Reseller is authorized and permitted by Apple to display the registered trademarks "Apple" and the Apple logo, the service mark "AppleCare(R)," the other trademarks, service marks and names belonging or licensed to Apple ("Apple Marks"), and the designation "Authorized Apple Catalog Reseller" solely in connection with Catalog Reseller's promotion of, or Catalog Reseller's support and service capabilities for, Authorized Products. Catalog Reseller's display of such Apple Marks shall be in accordance with Apple's written policies in effect from time to time. Catalog Reseller will not remove any Apple Marks from any Authorized Products nor shall Catalog Reseller add any marks to such products.

(2) Apple retains all rights not expressly conveyed to Catalog Reseller by this Agreement. Catalog Reseller recognizes the great value of the publicity and goodwill associated with the Apple Marks and

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acknowledges that such goodwill exclusively accrues to the benefit of and belongs to Apple. Catalog Reseller has no rights of any kind whatsoever with respect to the Apple Marks. Catalog Reseller shall not use or license others to use the Apple Marks on or in connection with any goods or services (including but not limited to promotional and merchandising Items such as key chains, mugs, and T-shirts) other than the Apple Products, except in accordance with Apple's written merchandising programs and policies.

B. Software Rights

(1) Catalog Reseller acknowledges that Authorized Products often contain not only hardware but also software. Software may be provided on separate media, such as floppy diskettes or CD-ROM or may be included within the hardware. Such software is proprietary, is copyrighted, and may also contain valuable trade secrets and be protected by patents. Catalog Reseller shall not separate the software from the associated Apple Product as shipped by Apple, nor may Catalog Reseller disassemble, decompile, reverse engineer, copy, modify, prepare derivative works thereof, or otherwise change any of the software or its form.
(2) Catalog Reseller understands that Apple does not sell software. Rather, Catalog Reseller is licensed to distribute software that is incorporated in or packaged with Authorized Products only as part of its authorized distribution, sale, or resale of the associated Authorized Products. The end user of an Apple Product is licensed directly to use any software contained in such Product, subject to the terms of the license accompanying the Apple Product, if any, and the applicable patent, trademark, copyright, and other federal and state intellectual property laws.
(3) Prior to selling an Apple Product, Catalog Reseller will make available to end user the applicable end user Software License Agreement. Apple will provide copies of the applicable Software License Agreements with the Product or upon request.

8. Insurance and Indemnities

A. While this Agreement is in effect, Catalog Reseller shall keep in force and effect a sufficient general liability insurance policy, including premises liability, products, and completed operations, with limits of coverage not less than $1,000,000 bodily or personal injury and $1,000,000 property damage, or $1,000,000 combined single limit.

B. Apple agrees to defend any proceeding or action brought by a third party against Catalog Reseller to the extent based on a claim that: (1) the marketing or use of any product sold by Apple to Catalog Reseller infringes any U.S. patent, copyright, trademark, trade secret or other proprietary right of a third party; or (2) a defective Apple product directly caused death or personal injury (provided the product at issue has not been altered, modified or otherwise changed by Catalog Reseller). Apple agrees to indemnify Catalog Reseller for damages awarded to third parties solely as a result of such claims. Apple's obligation to so defend and indemnify Catalog Reseller is contingent on Catalog Reseller's compliance with Section D below.

C. Catalog Reseller agrees to defend any proceeding or action brought by a third party against Apple to the extent based on a claim arising from the acts or omissions of Catalog Reseller, its employees or agents in conduct associated with the offering for sale or marketing of Apple products, except acts or omissions expressly required by Apple's written programs and policies. Catalog Reseller agrees to indemnify Apple for any losses, damages, liabilities, costs and reasonable expenses arising from such acts or omissions. Catalog Reseller's obligation to so defend and indemnify Apple is contingent on Apple's compliance with Section D below.

D. Each party shall promptly notify the other party of any claim, demand, proceeding or suit of which the other party becomes aware which may give rise to a right of defense or indemnification pursuant to this section ("Claim"). Notice of any Claim which is a legal proceeding, by suit or otherwise, must be provided to the indemnifying party within THIRTY (30) days of first learning of such proceeding. Notice shall include an offer to tender the defense of the Claim to the indemnifying party. The indemnifying party, if it accepts such tender, shall be entitled to take over sole control of the defense of the Claim. That control shall include the right to take any and all actions necessary to completely and finally resolve the Claim by settlement or compromise (in which case the indemnifying party shall be responsible for the cost of

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settlement/compromise related to the Claim). Upon acceptance of tender, the indemnified party shall cooperate with the indemnifying party we respect to such defense and settlement. In the event a Claim is settled, both parties agree not to publicize the settlement and will make every effort to ensure the settlement agreement contains a non-disclosure provision.

9. Confidentiality

Any information disclosed to Catalog Reseller by Apple relating to Apple's present or future developments, including but not limited to future product information, business activities, terms and conditions of this Agreement (including any documents incorporated by reference), pricing, and all other amendments and addenda between Catalog Reseller and Apple (except such information as is previously known to Catalog Reseller without an obligation of confidentiality or is publicly disclosed by Apple either prior or subsequent to Catalog Reseller's receipt of such information from Apple), shall be characterized as confidential information. Catalog Reseller shall hold such confidential information in trust and confidence for Apple and shall not use it except in furtherance of the relationship set forth in this Agreement, nor publish, disclose, or disseminate it for a period of FIVE (5) YEARS after receipt thereof by Catalog Reseller, except as may be authorized by Apple in writing. Catalog Reseller shall have no right to prepare any derivative works of such confidential information.

10. Limitation of Liability

IN NO EVENT SHALL APPLE BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECLAL DAMAGES OF ANY NATURE, INCLUDING, WITHOUT LIMITATION, LOST BUSINESS PROFITS. DIRECT DAMAGES SHALL BE LIMITED TO AN AMOUNT NOT TO EXCEED $100,000 PER INCIDENT.

11. Limitation of Remedies

THE REMEDIES SET FORTH IN THIS AGREEMENT SHALL BE CATALOG RESELLER'S SOLE AND EXCLUSIVE REMEDIES FOR ANY BREACH OF THIS AGREEMENT BY APPLE.

12. Term and Termination

A. Term
Unless terminated as provided herein, this Agreement shall be effective from its effective date until its expiration on March 31, 1997. Catalog Reseller and Apple agree that in no event shall either party be obligated to renew or extend this Agreement.

B. Termination with Thirty (30) Days Notice

Either party may terminate this Agreement at will, at any time, with or without cause, by written notice to the other party not less than THIRTY (30) DAYS before the effective date of such notice.

C. Immediate Termination
To the extent permitted by applicable law, Apple may terminate this Agreement effective immediately and without notice in the event that:
(1) Catalog Reseller fails to perform any obligation, duty, or responsibility imposed under this Agreement and such failure or default remains unremedied FIFTEEN (I5) DAYS after written notice thereof;
(2) Catalog Reseller commits a felony, engages in an unlawful business practice, or conducts business in any manner prohibited by Sections 2 or 3;
(3) there should be any material change or transfer in the management or control of Catalog Reseller, Catalog Reseller's business operations, or any new affiliation or transfer of any substantial part of its business;
(4) any conduct or proposed conduct of Catalog Reseller exposes or threatens to expose Apple to any liability or obligation, including any federal, state, or local law; or

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(5) Catalog Reseller fails to maintain sufficient net worth and working capital to perform its obligations; has a receiver or similar party appointed for its property; becomes insolvent or makes an assignment for the benefit of creditors; or ceases to do business in Authorized Products.

D. Effect of Notice of Termination

In the event that notice of termination of this Agreement is given for any reason, the due date of all Apple invoices shall be accelerated so that they become due and payable as of the date of notice of termination, even if longer terms had been provided previously. Apple shall be entitled, in its sole discretion, to reject all or part of any orders received from Catalog Reseller after the date of such notice or to cancel any orders previously accepted. Apple may restrict Catalog Reseller's use of any available promotional allowances. Catalog Reseller may continue to represent publicly that it is an authorized Apple Catalog Reseller but shall not enter into any commitments requiring Authorized Products after the termination date.

E. Effect of Termination
Upon expiration or termination of this Agreement:

(1) Catalog Reseller shall submit to Apple within TEN (10) DAYS after such expiration or termination a list of all Authorized Products owned by Catalog Reseller as of such termination.

Apple, at its option, may purchase from Catalog Reseller any or all Authorized Products that are still in their original, unopened containers, in good condition, at the respective prices paid by Catalog Reseller for such items. These prices shall be determined by assuming that the Products are from Catalog Reseller's most recent purchase of such items from Apple .

Apple, at its option, may purchase any or all Authorized Products in opened containers at prices determined by Apple. If the prices offered by Apple are unacceptable to Catalog Reseller, Catalog Reseller may refuse Apple's offer and thereafter resell such Authorized Product to an authorized Apple reseller.

After receipt of any such Authorized Product from Catalog Reseller, Apple will issue an appropriate credit to Catalog Reseller's account, subject to offset for any amounts due Apple.

(2) Catalog Reseller shall immediately cease use of the Apple Marks provided by
Section 7 herein, and otherwise discontinue representing to the public and trade that it is an authorized Apple Catalog Reseller.
(3) All unshipped Product orders shall be automatically canceled.
(4) All promotional allowance or other fund accruals shall cease. Catalog Reseller may claim against any available balances for any activities approved by Apple and conducted prior to the date of termination.
(5) Catalog Reseller shall promptly return to Apple all property of Apple in its possession, including but not limited to loaned equipment and any documents of any kind containing Apple confidential information.

F. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, ON ACCOUNT OF EXPIRATION OR TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.

G. To the extent permitted by applicable law, and in consideration of its entering into this Agreement, Catalog Reseller hereby waives and relinquishes any rights or claims under franchise, dealership, or other statutes, or at common law, that would or might arise out of a termination of this Agreement by Apple or refusal by Apple to renew or extend the term of this Agreement.

H. Catalog Reseller's obligations under Sections 5, 7, 8, 9, 10, 11, 12 and 13 and their subsections shall survive expiration or termination of this Agreement.

13. General Terms

A. Governing Law

This Agreement and the corresponding relationships of the parties shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflict of law provisions.

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B. Disputes

(1) Any dispute, resolution, or proceeding with respect to this Agreement shall take place solely in the County of Santa Clara, State of California. Catalog Reseller expressly agrees that venue within this district is proper and voluntarily submits to the jurisdiction of the courts within same.
(2) Any action arising from or related to this Agreement must be brought within ONE (1) YEAR from the date such action could have first been brought. The parties expressly agree to this provision notwithstanding any longer period which may be provided by statute and any such period is expressly waived.

C. Notice

Notices and demands of any kind that Catalog Reseller may be required or desire to serve upon Apple pursuant to this Agreement shall be served by United States mail, postage prepaid, or overnight courier, to Apple, at

Apple Computer, Inc.
Bids & Contracts Management
900 E. Hamilton Avenue, M/S 72-CM
Campbell, CA 95008

Notices and demands of any kind that Apple may be required or desire to serve upon Catalog Reseller pursuant this Agreement shall be served by personal service, United States mail, postage prepaid, overnight courier, or electronic mail to Catalog Reseller at Catalog Reseller's address set forth in this Agreement or Catalog Reseller's AppleLink(R) electronic mail address.

With written notice to the other, Apple and Catalog Reseller may designate in writing different addresses. All notices or demands by United States mail shall be deemed given and complete upon mailing.

D. Severability

(1) In the event that any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining portions of this Agreement shall remain in full force and effect and be construed so as to best effectuate the intention of the parties upon execution.
(2) The paragraph headings contained herein are for reference only and shall not be considered as substantive parts of this Agreement. Use of the singular or plural form shall include the other.

E. Waiver
The waiver of any one default shall not waive subsequent defaults of the same or different kind.

F. Successors in Interest
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors, and permitted assigns.

14. Entire Agreement

This document and all documents referred to or incorporated herein by reference contain all the agreements, warranties, understandings, conditions, covenants, and representations made between Catalog Reseller and Apple. Neither Apple nor Catalog Reseller shall be liable for any agreements, warranties, understandings, conditions, covenants, or representations that are not expressly set forth in this Agreement. Any different or additional terms and conditions in any purchase order invoice or other such document are hereby expressly rejected by Apple and shall have no force or effect.

This Agreement may only be modified in writing by an instrument signed by an authorized representative of each party. Apple may unilaterally modify the Price List, the Policies and Business Practices Manual, the Apple Service Programs Manual and the AppleFund(TM) Guidelines effective on the date designated by Apple. Catalog Reseller shall have a reasonable period of time to implement changes requiring Catalog

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Reseller to materially alter its activities provided such period does not exceed
THIRTY (30) DAYS from the stated effective date.

The duly authorized representatives of the parties execute this Agreement as of the dates set forth below.

Catalog Reseller

SIGNATURE:  /s/

PRINT NAME:  Dan DeVries

TITLE:  Executive Vice President

DATE:  7-1-96

Apple Computer, Inc.

SIGNATURE: /s/

PRINTNAME:  Catherine P. Lyons;

TITLE:  Sr. Contracts Specialist

DEPT:  Bids & Contract Management

EFFECTIVE DATE:  8-29-96

(C) 1996 Apple Computer, Inc. All rights reserved. Apple, the Apple logo, and AppleLink are registered trademarks of Apple Computer, Inc. AppleFund is a trademark of Apple Computer, Inc. AppleCare is a registered service mark of Apple Computer, Inc.

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APPLE COMPUTER, INC.

AUTHORIZED APPLE DEALER U.S. SALES AGREEMENT

This Agreement is made between Apple Computer, Inc., a California corporation with its principal place of business located at 1 Infinite Loop, Cupertino, California 95014,"Apple," and Creative Computers, Inc. a corporation organized under the laws of California with its principal place of business located at 2645 Maricopa Street, Torrance, CA 90503, "Dealer."

Definitions

As used in this Agreement, the following terms and conditions have the meanings specified below:

A. "Agreement" - this Authorized Apple(R) Dealer U.S. Sales Agreement and any documents incorporated herein by reference.

B. "Apple Product(s)" and/or "Product(s)" - hardware, software support, and training products, including items manufactured, distributed or licensed ("sold") exclusively by Apple and items manufactured or distributed by others, that may be sold by Apple to Dealer for resale to customers.

C. "Apple Service Programs Manual" - the then-current so titled document which describes Apple's policies and procedures for providing customer service and support.

D. "Authorized Location(s)" - the location(s) at which Dealer is authorized by Apple to resell Products to customers.

E. "Authorized Product(s)" - those Products that Dealer is authorized by this Agreement to resell to customers.

F. "Consumables" - those items, such as paper, toner cartridges, printer ribbons, floppy disks, and labels, as specified by Apple in the appropriate price list.

G. "Policies and Practices Manual" - Apple's then-current policies relating to doing business in Apple Products and Apple administrative programs and procedures which a Dealer must follow.

H. "Price List" - the Apple Computer, Inc. Authorized Apple Dealer Confidential Price List.

1. Appointment

A. Apple appoints Dealer as an Authorized Apple Dealer and Dealer accepts such appointment. The appointment is limited, non-exclusive and effective only so long as Dealer complies with the terms and conditions of this Agreement. Appointment allows Dealer to perform the functions described herein and represent to the public that Dealer has been authorized by Apple to do so.

B. Dealer is an independent contractor, has no power or authority to bind Apple and is contracting for certain goods and services. Nothing in this Agreement shall be construed as creating any relationship such as employer-employee, principal-agent or franchisor-franchisee.

C. The appointment is based upon the existing ownership of Dealer and is, therefore, personal in nature. Consequently, Dealer may not assign or transfer any or all of its rights and obligations under this Agreement without express written approval from Apple.

2. Scope of Authorization

A. Dealer shall only sell Products for which it has been specifically authorized by Apple. As of the date of this Agreement those Products include all Products on the Price List. Apple reserves the right to remove Products from the Price List, to limit those Products available to Dealer and to require Product specific authorizations in the future.

B. Dealer shall only sell Authorized Products for use within the United States of America (50 states and the District of Columbia).

C. Dealer shall only sell Authorized Products from Authorized Locations. Each Authorized Location shall comply with the terms of this Agreement.

D. Dealer may only promote the sale of Authorized Products to potential purchasers within a reasonable geographic proximity of Dealer's Authorized Location.

E. Dealer shall only sell Authorized Products to end-users within a reasonable geographic proximity of Dealer's Authorized Location.

F. Dealer shall only resell to end-users.

G. Dealer shall not sell Authorized Products as follows unless specifically authorized to do so by an amendment to this Agreement:
(1) by mail-order or any similar means;
(2) for resale. If Apple authorizes Dealer to resell Products to other Apple resellers, Dealer shall pass on to the reseller all promotional allowances received from Apple for the Products sold;
(3) for export, either directly or indirectly;
(4) to public and private non-profit educational institutions including, without limitation, those portions of state contracts concerning purchases for educational institutions; and
(5) to Premium/Incentive customers defined by Apple for programs that will compete with existing Apple Premium/Incentive programs.

H. Dealer shall determine its own resale prices unilaterally. Although Apple price lists may show suggested retail prices, those are suggestions only and Dealer may freely choose to charge different prices.

3. Dealer's Obligations

A. Promotion and Sales

Dealer shall vigorously promote and sell Products and Consumables to end-users within Dealer's geographic area and achieve and maintain a level of customer satisfaction acceptable to Apple. Dealer agrees and represents that it shall accomplish at least the following:
(1) comply with Apple's programs and policies either contained in the Policies and Practices Manual or other documentation available to Dealer;
(2) provide all customers with the benefit of skilled, face-to-face, pre-sale and post-sale education, orientation and support;
(3) maintain adequate facilities to display and promote Apple Products and do so in a manner that reflects favorably on the products and the good name, goodwill and reputation of Apple;
(4) intend to purchase from Apple during the term of this Agreement no less than three hundred and fifty thousand dollars ($350,000) worth of Apple Products;
(5) utilize the promotional programs and funds Apple makes available from time to time; and
(6) not engage in any illegal, false or misleading activities with respect to any Apple Product or service and support activity described herein.

B. Service
Dealer shall provide for the service of all Apple Product in a manner which ensures customer satisfaction and conforms to Apple's requirements. Dealer shall meet its service obligation at each Authorized Location by utilizing one of the following options for each product category identified in the

Product/Service Matrix located in the Apple Service Programs Manual: 1) if qualified, execute an Apple Authorized Service Provider Agreement and perform service and repair itself; 2) use a third party Apple authorized service provider to perform the service; or 3) use Apple to perform the service. The product categories, service options and their respective requirements are more fully described in the Apple Service Programs Manual.
(1) Dealer shall provide for the service of all Apple Product even if such Product was not purchased from Dealer, was not purchased in the United States of America, or is not currently manufactured by Apple.
(2) Dealer shall report to Apple which service option(s) it will utilize to fulfill its service obligations.
(3) In the event Dealer elects to use a third party Apple authorized service provider to perform its service obligations on its behalf, Dealer acknowledges that it shall remain responsible for ensuring service and repairs are performed in accordance with the Agreement.
(4) In the event Dealer elects to perform service itself, Dealer shall execute the Apple Authorized Service Provider Agreement and return it to Apple with the Apple Service Selection Plan.

C. Support
Dealer shall support all Apple Products it offers for sale. Adequate minimum support of Apple Products includes:
(1) helping customers determine appropriate system configurations for their specific requirements;
(2) providing appropriate information, assistance, and advice to assist customers in applying and using Apple Products;
(3) explaining to the customers the various Apple service and support program options available for Apple Products; and
(4) furnishing each customer with a bill of sale or other receipt that states the customer's name and address, date of sale, and the serial numbers of the Apple Products sold.

4. Limited Warranty to Dealer

A. Apple warrants to Dealer that any Authorized Products shipped by Apple shall conform to the general description of that Product on the Price List. This warranty is non-transferable.

Dealer's sole and exclusive remedy for any breach by Apple of the foregoing warranty shall be replacement of the item upon return to Apple of the non-conforming unit. Dealer shall have SIX (6) MONTHS from the original invoice date to Dealer to notify Apple of a suspected warranty breach and receive a return authorization or the above warranty shall expire.

B. Dealer-owned Apple Products used for demonstration, display, seeding, or training purposes are covered by Apple's standard Limited Warranty; coverage shall commence on the date Dealer first uses the Product. If Dealer does not maintain records indicating the date of first use, the coverage period will start from Dealer's date of purchase.

C. APPLE MAKES NO OTHER WARRANTY TO DEALER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY APPLE PRODUCTS OR CONSUMABLES PURCHASED BY DEALER HEREUNDER. APPLE SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

D. For Apple Products sold by Dealer to end-users, Apple's standard Limited Warranty shall flow to the end-user. Dealer shall make available Apple's standard Limited Warranty to all purchasers prior to purchase.

5. Inspections, Records, and Reporting

A. Dealer shall maintain with Apple a list of all Authorized Locations and such other Dealer information Apple may reasonably request.

B. Apple shall have the right to inspect any Authorized Location(s) and its operation at any time during regular business hours to verify Dealer's compliance with the terms and conditions of this Agreement and

Apple programs. Upon Apple's request, Dealer shall promptly make and provide copies of any and all requested records and documents.

C. Dealer shall maintain at the Authorized Location for at least FIVE (5) YEARS its records, contracts, and accounts relating to the sale of Apple Products.

D. Dealer will provide to Apple a monthly report listing inventory and sell-through information for the previous month for all serialized Apple Products. This report shall be in a form and format prescribed by Apple. Failure to submit the reports will result in Dealer being ineligible for certain Apple programs such as price protection.

E. Dealer will promptly notify Apple in writing of any suspected Product defect or safety problem.

F. Dealer shall notify Apple in writing no less than TEN (10) DAYS prior to any material change in the management or control of Dealer, any new affiliation or association, or transfer of any substantial part of Dealer's business, whether as a whole or respecting an Authorized Location. Dealer shall also notify Apple in writing no less than TEN (10) DAYS prior to any acquisition by Dealer in whole or in part of a third party engaged in the sale of Apple Products.

6. Ordering; Shipping; Payment

A. Dealer may submit orders for Products and Consumables. Orders shall be subject to acceptance by Apple. The price shall be Apple's price on the then-current Price List on the date of Apple's acceptance. The prices set forth in Apple's then-current Price List include freight (using an Apple-selected carrier), insurance and routing to Dealer.

B. Apple shall use reasonable efforts to ship according to Dealer's request, but shall not be liable for any failure to do so or for any failure to meet a proposed delivery date. Unless Dealer clearly advises Apple to the contrary in writing, Apple may make partial shipments on account of Dealer's orders, to be separately invoiced and paid for when due. Title to all shipped Product shall pass to Dealer at Apple's shipping location. When shipping pursuant to Apple's standard practices, Apple will place tracers, file claims and replace product lost or damaged in transit.

C. Should orders for Product exceed Apple's available inventory, Apple will allocate its available inventory and make deliveries (including partial shipments) on a basis Apple deems equitable, in its sole discretion and without liability to Dealer.

D. Dealer shall be invoiced upon shipment of Product and, provided Dealer is eligible for credit from Apple, shall pay each invoice no later than THIRTY (30) DAYS from the date of invoice. Upon Apple's request, Dealer shall provide financial statements to Apple. Apple reserves the right to change credit terms should Dealer's financial status or payment record so warrant.

7. Apple Proprietary Rights

A. Trademarks, Service Marks and Tradenames

(1) During the term of this Agreement, Dealer is authorized and permitted by Apple to display the registered trademarks "Apple" and the Apple logo, the service mark "AppleCare(R)," the other trademarks, service marks and names belonging or licensed to Apple ("Apple Marks"), and the designation "Authorized Apple Dealer" solely in connection with Dealer's promotion of, or Dealer's support and service capabilities for, Authorized Products and/or Consumables. Dealer's display of such Apple Marks shall be in accordance with Apple's written policies in effect from time to time. Dealer will not remove any Apple Marks from any Authorized Products or Consumables nor shall Dealer add any marks to such products.
(2) Apple retains all rights not expressly conveyed to Dealer by this Agreement. Dealer recognizes the great value of the publicity and goodwill associated with the Apple Marks and acknowledges that such goodwill exclusively accrues to the benefit of and belongs to Apple. Dealer has no rights of any kind whatsoever with respect to the Apple Marks. Dealer shall not use or license others to use the Apple Marks on or in connection with any goods or services (including but not limited to promotional and merchandising items such as key chains, mugs, and T-shirts) other than the Apple Products, except in accordance with Apple's written merchandising programs and policies.

B. Software Rights
(1) Dealer acknowledges that Authorized Products often contain not only hardware but also software. Software may be provided on separate media, such as floppy diskettes or CD-ROM or may be included within the hardware. Such software is proprietary, is copyrighted, and may also contain valuable trade secrets and be protected by patents. Dealer shall not separate the software from the associated Authorized Product as shipped by Apple, nor may Dealer disassemble, decompile, reverse engineer, copy, modify, prepare derivative works thereof, or otherwise change any of the software or its form.
(2) Dealer understands that Apple does not sell software. Rather, Dealer is licensed to distribute software that is incorporated in or packaged with Authorized Products only as part of its authorized distribution, sale, or resale of the associated Authorized Products. The end user of an Apple Product is licensed directly to use any software contained in such Product, subject to the terms of the license accompanying the Apple Product, if any, and the applicable patent, trademark, copyright, and other federal and state intellectual property laws.
(3) Prior to selling an Apple Product, Dealer will make available to end user the applicable end user Software License Agreement. Apple will provide copies of the applicable Software License Agreements with the Product or upon request.

8. Insurance and Indemnities

A. While this Agreement is in effect, Dealer shall keep in force and effect for each Authorized Location a sufficient general liability insurance policy, including premises liability, products, and completed operations with limits of coverage not less than $1,000,000 bodily or personal injury and $1,000,000 property damage, or $1,000,000 combined single limit.

B. Apple agrees to defend any proceeding or action brought by a third party against Dealer to the extent based on a claim that: (1) the marketing or use of any product sold by Apple to Dealer infringes any U.S. patent, copyright, trademark, trade secret or other proprietary right of a third party; or (2) a defective Apple product directly caused death or personal injury (provided the product at issue has not been altered, modified or otherwise changed by Dealer). Apple agrees to indemnify Dealer for damages awarded to third parties solely as a result of such claims. Apple's obligation to so defend and indemnify Dealer is contingent on Dealer's compliance with Section D below.

C. Dealer agrees to defend any proceeding or action brought by a third party against Apple to the extent based on a claim arising from the acts or omissions of Dealer, its employees or agents in conduct associated with the offering for sale or marketing of Apple products, except acts or omissions expressly required by Apple's written programs and policies. Dealer agrees to indemnify Apple for any losses, damages, liabilities, costs and reasonable expenses arising from such acts or omissions. Dealer's obligation to so defend and indemnify Apple is contingent on Apple's compliance with Section D below.

D. Each party shall promptly notify the other party of any claim, demand, proceeding or suit of which the other party becomes aware which may give rise to a right of defense or indemnification pursuant to this section ("Claim"). Notice of any Claim which is a legal proceeding, by suit or otherwise, must be provided to the indemnifying party within THIRTY (30) days of first learning of such proceeding. Notice shall include an offer to tender the defense of the Claim to the indemnifying party. The indemnifying party, if it accepts such tender, shall be entitled to take over sole control of the defense of the Claim. That control shall include the right to take any and all actions necessary to completely and finally resolve the Claim by settlement compromise (in which case the indemnifying party shall be responsible for the cost of settlement/compromise related to the Claim). Upon acceptance of tender, the indemnified party shall cooperate with the indemnifying party with respect to such defense and settlement. In the event a Claim is settled, both parties agree not to publicize the settlement and will make every effort to ensure the settlement agreement contains a non-disclosure provision.

9. Confidentiality

Any information disclosed to Dealer by Apple relating to Apple's present or future developments, including but not limited to future product information, business activities, terms and conditions of this Agreement (including any documents incorporated by reference), pricing, and all other amendments and addenda between Dealer and Apple (except such information as is previously known to Dealer without an obligation of confidentiality or is publicly disclosed by Apple either prior or subsequent to Dealer's receipt of such information from Apple), shall be characterized as confidential information. Dealer shall hold such confidential information in trust and confidence for Apple and shall not use it except in furtherance of the relationship set forth in this Agreement, nor publish, disclose, or disseminate it for a period of FIVE (5) YEARS after receipt thereof by Dealer, except as may be authorized by Apple in writing. Dealer shall have no right to prepare any derivative works of such confidential information.

10. Limitation of Liability

IN NO EVENT SHALL APPLE BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES OF ANY NATURE, INCLUDING, WITHOUT LIMITATION, LOST BUSINESS PROFITS. DIRECT DAMAGES SHALL BE LIMITED TO AN AMOUNT NOT TO EXCEED $100,000 PER INCIDENT.

11. Limitation of Remedies

THE REMEDIES SET FORTH IN THIS AGREEMENT SHALL BE DEALER'S SOLE AND EXCLUSIVE REMEDIES FOR ANY BREACH OF THIS AGREEMENT BY APPLE.

12. Term and Termination

A. Term
Unless terminated as provided herein: (1) the initial term of this Agreement shall be from its effective date until March 31 1997; and, (2) unless either party provides written notice thirty (30) days prior to the expiration date, the term of this Agreement shall be extended for one additional twelve (12) month period. Dealer and Apple agree that in no event shall either party be obligated to renew or extend this Agreement.

B. Termination with Thirty (30) Days Notice

Either party may terminate this Agreement at will, at any time, with or without cause, by written notice to the other party not less than THIRTY (30) DAYS before the effective date of such notice.

C. Immediate Termination
To the extent permitted by applicable law, Apple may terminate this Agreement effective immediately and without notice in the event that:

(1) Dealer fails to perform any obligation, duty, or responsibility imposed under this Agreement and such failure or default remains unremedied FIFTEEN (15) DAYS after written notice thereof;
(2) Dealer commits a felony, engages in an unlawful business practice, or conducts business in any manner prohibited by Sections 2 or 3;
(3) there should be any material change or transfer in the management or control of Dealer, Dealer's business operations, or any new affiliation or transfer of any substantial part of its business;
(4) any conduct or proposed conduct of Dealer exposes or threatens to expose Apple to any liability or obligation, including any federal, state, or local law; or
(5) Dealer fails to maintain sufficient net worth and working capital to perform its obligations; has a receiver or similar party appointed for its property; becomes insolvent or makes an assignment for the benefit of creditors; closes its Authorized Location or ceases to do business in Apple Products.

D. Effect of Notice of Termination
In the event that notice of termination of this Agreement is given for any reason, the due date of all Apple invoices shall be accelerated so that they become due and payable as of the date of notice of termination, even if longer terms had been provided previously. Apple shall be entitled, in its sole discretion, to reject all or part of any orders received from Dealer after the date of such notice or to cancel any orders previously accepted. Apple may restrict Dealer's use of any available promotional allowances. Dealer may continue to represent publicly that it is an authorized Apple Dealer but shall not enter into any commitments requiring Apple Authorized Products or Consumables after the termination date.

E. Effect of Termination
Upon expiration or termination of this Agreement:
(1) Dealer shall submit to Apple within TEN (10) DAYS after such expiration or termination a list of all Authorized Products owned by Dealer as of such termination.

Apple, at its option, may purchase from Dealer any or all Authorized Products that are still in their original, unopened containers, in good condition, at the respective prices paid by Dealer for such items. These prices shall be determined by assuming that the Products are from Dealer's most recent purchase of such items from Apple.

Apple, at its option, may purchase any or all Authorized Products in opened containers at prices determined by Apple. If the prices offered by Apple are unacceptable to Dealer, Dealer may refuse Apple's offer and thereafter resell such Authorized Product to an authorized Apple Dealer.

After receipt of any such Authorized Product from Dealer, Apple will issue an appropriate credit to Dealer's account, subject to offset for any amounts due Apple.
(2) Dealer shall immediately cease use of the Apple Marks provided by Section 7 herein, and otherwise discontinue representing to the public and trade that it is an authorized Apple Dealer .
(3) All unshipped Product orders shall be automatically canceled.
(4) All promotional allowance or other fund accruals shall cease. Dealer may claim against any available balances for any activities approved by Apple and conducted prior to the date of termination.
(5) Dealer shall promptly return to Apple all property of Apple in its possession, including but not limited to loaned equipment and any documents of any kind containing Apple confidential information.

F. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, ON ACCOUNT OF EXPIRATION OR TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.

G. To the extent permitted by applicable law, and in consideration of its entering into this Agreement, Dealer hereby waives and relinquishes any rights or claims under franchise, dealership, or other statutes, or at common law, that would or might arise out of a termination of this Agreement by Apple or refusal by Apple to renew or extend the term of this Agreement.

H. Dealer's obligations under Sections 5, 7, 8, 9, 10, 11, 12 and 13 and their subsections shall survive expiration or termination of this Agreement.

13. General Terms

A. Governing Law
This Agreement and the corresponding relationships of the parties shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflict of law provisions.

B. Disputes
(1) Any dispute, resolution, or proceeding with respect to this Agreement shall take place solely in the County of Santa Clara, State of California. Dealer expressly agrees that venue within this district is proper and voluntarily submits to the jurisdiction of the courts within same.
(2) Any action arising from or related to this Agreement must be brought within ONE (1) YEAR from the date such action could have first been brought. The parties expressly agree to this provision notwithstanding any longer period which may be provided by statute and any such period is expressly waived.

C. Notice

Notices and demands of any kind that Dealer may be required or desire to serve upon Apple pursuant to this Agreement shall be served by United States mail, postage prepaid, or overnight courier, to Apple, at

Apple Computer, Inc.
Contracts Management
900 E. Hamilton Avenue, M/S 72-CM
Campbell, CA 95008

Notices and demands of any kind that Apple may be required or desire to serve upon Dealer pursuant this Agreement shall be served by personal service, United States mail, postage prepaid, or overnight courier to Dealer, at Dealer's address set forth in this Agreement .

With written notice to the other, Apple and Dealer may designate in writing different addresses. All notices or demands by United States mail shall be deemed given and complete upon mailing.

D. Severability
(1) In the event that any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining portions of this Agreement shall remain in full force and effect and be construed so as to best effectuate the intention of the parties upon execution.
(2) The paragraph headings contained herein are for reference only and shall not be considered as substantive parts of this Agreement. Use of the singular or plural form shall include the other.

E. Waiver
The waiver of any one default shall not waive subsequent defaults of the same or different kind.

F. Successors in Interest
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors, and permitted assigns.

14. Entire Agreement

This document and all documents referred to or incorporated herein by reference contain all the agreements, warranties, understandings, conditions, covenants, and representations made between Dealer and Apple. Neither Apple nor Dealer shall be liable for any agreements, warranties, understandings, conditions, covenants, or representations that are not expressly set forth in this Agreement. Any different or additional terms and conditions in any purchase order, invoice or other such document are hereby expressly rejected by Apple and shall have no force or effect.

This Agreement may only be modified in writing by an instrument signed by an authorized representative of each party. Apple may unilaterally modify the Price List, the Policies and Practices Manual, the Apple Service Programs Manual and the AppleFund(TM) Guidelines effective on the date designated by Apple. Dealer shall have a reasonable period of time to implement changes requiring Dealer to materially alter its activities provided such period does not exceed THIRTY (30) DAYS from the stated effective date.

The duly authorized representatives of the parties execute this Agreement as of the dates set forth below.

Dealer

SIGNATURE:  /s/
PRINT NAME:  Dan DeVries
TITLE:   Executive Vice President
DATE:  7-1-96

Apple Computer, Inc.

SIGNATURE:  /s/
PRINT NAME: TITLE:  Catherine P. Lyons
TITLE:  Sr. Contracts Specialist
DEPT: Contracts Management
EFFECTIVE DATE:  8-29-96



(C)1996 Apple Computer, Inc. All rights reserved. Apple and the Apple logo are registered trademarks of Apple Computer, Inc. AppleFund is a trademark of Apple Computer, Inc. AppleCare is a registered service mark of Apple Computer, Inc.

Apple Computer, Inc.

Dealer Apple Authorized Service Provider Agreement

This Dealer Apple Authorized Service Provider Agreement is made between Apple Computer, Inc., a California corporation with its principal place of business located at 1 Infinite Loop, Cupertino, California 95014, "Apple," and Creative Computers, Inc., a corporation organized under the laws of California with its principal place of business located at 2645 Maricopa Street, Torrance, CA 90503, "Service Provider."


Definitions

As used in this Agreement, the following terms and conditions have the meanings specified below:

A. "AASP Agreements" - this Dealer Apple(R) Authorized Service Provider Agreement and any documents incorporated herein by reference.

B. "Apple Service Programs Manual" - the then current so titled information, made available to Service Provider, which describes Apple's policies and procedures for providing customer service and support.

C. "Authorized Location(s)" - the location(s) at which Dealer is authorized by Apple to resell Apple product to customers.

D. "Authorized Service Location" - the location(s) at which Service Provider is authorized by Apple to service Apple product.

E. "Dealer Agreement" - the Authorized Apple Dealer U.S. Sales Agreement

F. "Inoperable Upon First Use," or "IUFU" - any Apple product that does not function upon first use and, as determined by Apple, requires replacement of existing parts in order to be repaired.

G. "Service Price List" - the Apple price list for Service Stock and Service Tools made available via AppleLink(R), AppleOrder(TM), and the Service Price Pages.

H. "Service Selection Plan" - the document which defines the three reseller service options and product repair requirements.

1. "Service Stock" - service inventory of new or refurbished modules and/or new piece parts that are sold by Apple to Service Provider for the sole purpose of repairing Apple products.

J. "Service Training & Tools" - Apple product service documentation, tools, diagnostics and training materials.


1. Appointment

A. Service Provider elects to perform service as required under its Dealer Agreement by becoming either an Apple Authorized Service Provider Plus ("AASP Plus") or Apple Authorized Service Provider ("AASP"). Such status as either an AASP Plus or AASP is designated by Service Provider and reported to Apple with this AASP Agreement. On the basis of Service Provider's representations that it has the capabilities to perform the applicable services required, Apple hereby appoints Service Provider as an AASP Plus or AASP. Such nonexclusive appointment authorizes Service Provider to perform service on certain Apple products in the manner set forth in the Apple Service Programs Manual. Service Provider accepts such appointment and, in consideration therefore, represents that it will meet the specific service requirements as set forth in the Apple Service Programs Manual and in this AASP Agreement as outlined below.

B. Service Provider is an independent contractor, has no power or authority to bind Apple and is contracting for certain goods and services. Nothing in this AASP Agreement shall be construed as creating any relationship such as employer-employee, principal-agent or franchisor-franchisee.

C. The appointment is based upon the existing ownership of Service Provider and is, therefore, personal in nature. Consequently, Service Provider may not assign or transfer any or all of its rights or obligations under this AASP Agreement without express written approval from Apple.

2. Scope of Authorization

A. After order of required Service Training & Tools is complete as designated in the Service Programs Manual, Service Provider is authorized to purchase Service Stock for the sole purpose of performing its obligations hereunder.

B. Service Provider shall not resell or otherwise transfer such Service Stock to third parties, except in the course of its: a) actually rendering the repair services contemplated hereunder on Apple products; b) with the prior written permission of Apple; or c) pursuant to a pre-established Apple program and in compliance with the terms of that program.

C. Except for repairs made under Apple's Limited Warranty or AppleCare(R) service contract, Service Provider shall unilaterally determine its own prices for the service and repair of Apple products.

3. Service Provider's Obligations

A. Service Provider shall ensure its technicians have all required certification(s) prior to performing service on Apple products. Only certified technicians may perform repairs on Apple products. The service training options and certification requirements are specified in the Apple Service Programs Manual.

B. Service Provider shall service and repair Apple products in accordance with all terms and conditions applicable to its status as an AASP Plus or AASP as set forth in the Apple Service Programs Manual. As required by the Apple Service Programs Manual, Service Provider shall at a minimum meet the requirements below.

(1) Perform service and repair on certain products identified in the Apple Service Programs Manual, even if they were not purchased from Service Provider, were not purchased in the united States of America, or are not currently manufactured by Apple. Service Provider shall adhere to the service requirements for each product or product category as set forth in the Apple Service Programs Manual.

(2) Sell and use Service Stock only for providing service on Apple products under this Agreement.

(3) Maintain a sufficient number of technicians with required certification(s) to effectively perform timely maintenance and warranty service, including on-site warranty service where required.

(4) Purchase and keep current all Apple Service Training & Tools designated as required by Apple in the Apple Service Programs Manual. Service Provider shall keep its service personnel apprised of all such revisions and updates to the Service Training & Tools. Such information and materials shall be deemed confidential and treated in accordance with the confidentiality provisions set forth in Section 9 of this AASP Agreement.

(5) Purchase and keep current at all times an inventory of Service Stock for Apple products that is reasonably necessary to meet the Service Provider's obligations.

(6)  Comply with all required service administrative and reporting procedures.

(7) Honor Apple's standard Limited Warranty, perform or provide for all work required thereunder on Apple's behalf, accept reimbursement from Apple for such work performed according to Apple's then-current rates, and make no other charge for such service.

(8) Obtain all necessary certifications, registrations and licenses and comply with all existing and future federal, state and local laws and regulations in performing the services and repairs authorized under this AASP Agreement.

(9) Provide service to certain Apple products within response times published by Apple in the Apple Service Programs Manual, but in no event longer than the maximum time provided by applicable federal, state, and local laws and regulations.

C. Apple reserves the right, in its sole discretion and without liability to Service Provider, to modify the service requirements set forth in the Apple Service Programs Manual as required for all similar entities authorized by Apple to perform service. Apple shall communicate any such change in the service requirements prior to its effect. Service Provider shall have a reasonable period of time to implement changes requiring Service Provider to materially alter its activities provided such period does not exceed THIRTY (30) DAYS from the stated effective date.

4. Limited Warranty to Service Provider

A. Apple warrants to Service Provider that any Service Stock and Service Tool shipped by Apple shall: (1) conform to the general description of that Service Stock or Service Tool on the Service Price List and (2) shall not be Inoperable Upon First Use. These

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

warranties are non-transferable and void if the product has been modified, abused or subjected to unusual physical or electrical stress.

Service Providers sole and exclusive remedy for any breach by Apple of the foregoing warranties shall be replacement of the item upon return to Apple of the non-conforming unit. Service Provider shall have SIX (6) MONTHS from the original invoice date to Service Provider to notify Apple of a suspected warranty breach and receive a return authorization or the above warranties shall expire.

B. APPLE MAKES NO OTHER WARRANTY TO SERVICE PROVIDER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY APPLE PRODUCTS OR SERVICE STOCK PURCHASED BY SERVICE PROVIDER HEREUNDER. APPLE SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5. Inspections, Records, and Reporting

A. Service Provider shall report to Apple the service option selected for each Authorized Location.

B. Apple shall have the right to inspect any Authorized Service Location(s) and its operation at any time during regular business hours to verify Service Provider's compliance with the terms and conditions of this AASP Agreement and Apple programs. Upon Apple's request. Service Provider shall promptly make and provide copies of any and all requested records and documents.

C.  Service Provider shall maintain at the Authorized Location for at least FIVE
(5) YEARS its records, contracts, and accounts relating to the service of Apple products.

D. Service Provider shall notify Apple immediately upon discovering that any Service Stock or Service Tool fails to comply with any applicable consumer product or electrical safety rule or contains a defect that could create a substantial product or electrical hazard, and supply Apple with information concerning the nature and extent of the detect involved and the nature and severity of injuries or potential injuries caused by the particular Service Stock or Service Tool.

6. Ordering; Shipping; Payment

A. Service Provider may submit orders for Service Stock and Service Tools. Orders shall be subject to acceptance by Apple. The price shall be Apple's price on the then-current Service Price List on the date of Apple's acceptance. The prices set forth in Apple's then-current Service Price List include freight (using an Apple-selected carrier), insurance and routing to Service Provider.

B. Apple shall use reasonable efforts to ship according to Service Provider's request, but shall not be liable for any failure to do so or for any failure to meet a proposed delivery date. Unless Service Provider clearly advises Apple to the contrary in writing, Apple may make partial shipments on account of Service Provider's orders, to be separately invoiced and paid for when due. Title to all shipped service product shall pass to Service Provider at Apple's shipping location. When shipping pursuant to Apple's standard practices, Apple will place tracers, file claims and replace product lost or damaged in transit.

C. Should orders for service product exceed Apple's available inventory, Apple will allocate its available inventory and make deliveries (including partial shipments) on a basis Apple deems equitable, in its sole discretion and without liability to Service Provider.

D. Service Provider shall be invoiced upon shipment of product and, provided Service Provider is eligible for credit from Apple, shall pay each invoice no later than THIRTY (30) DAYS from the date of invoice. Upon Apple's request, Service Provider shall provide financial statements to Apple. Apple reserves the right to change credit terms should Service Provider s financial status or payment record so warrant.

7. Apple Proprietary Rights

A.  Trademarks, Service Marks and Tradenames

(1) During the term of this AASP Agreement, Service Provider is authorized and permitted by Apple to display the registered trademarks "Apple" and the Apple logo the service mark "AppleCare," the other trademarks, service marks and names belonging or licensed to Apple ("Apple Marks"), and the designation "Authorized Apple Service Provider" or if applicable "Authorized Apple Service Provider Plus" solely in connection with Service Provider's support and service activities for Apple products. Service Provider's display of such Apple Marks shall be in accordance with Apple's written policies in effect from time to time. Service

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

Provider will not remove any Apple Marks from any Apple products, Service Stock or Service Tools nor shall Service Provider add any marks to such products.

(2) Apple retains all rights not expressly conveyed to Service Provider by this AASP Agreement. Service Provider recognizes the great value of the publicity and goodwill associated with the Apple Marks and acknowledges that such goodwill exclusively accrues to the benefit of and belongs to Apple. Service Provider has no rights of any kind whatsoever with respect to the Apple Marks. Service Provider shall not use or license others to use the Apple Marks on or in connection with any goods or services (including but not limited to promotional and merchandising items such as key chains. mugs, and T-shirts) other than the Apple products.

B.  Software Rights

(1) Service Provider acknowledges that Service Stock or Service Tools may contain not only hardware but also software. Software may be provided on separate media, such as floppy diskettes or CD-ROM or may be included within the hardware. Such software is proprietary, is copy righted, and may also contain valuable trade secrets and be protected patents. Service Provider shall not separate the software from the associated service product as shipped by Apple, nor may Service Provider disassemble, decompile, reverse engineer, copy, modify, prepare derivative works thereof, or otherwise change any of the software or its form.

(2) Service Provider understands that Apple does not sell software. Rather, Service Provider is licensed to distribute software that is incorporated in or packaged with Service Stock or Service Tool only as part of its authorized service and repair of the associated Apple products. The end user of an Apple product is licensed directly to use any software contained in such Service Stock or Service Tool subject to the terms of the license accompanying the Apple product, if any, and the applicable patent, trademark, copyright, and other federal and state intellectual property laws.

8. Insurance and Indemnities

A. While this AASP Agreement is in effect, Service Provider shall keep in force and effect for each Authorized Service Location a sufficient general liability insurance policy, including premises liability, products, ant completed operations, with limits of coverage not less than $1,000,00 bodily or personal injury and $1,000,000 property damage, or $1,000,00 combined single limit.

B. Apple agrees to defend any proceeding or action brought by a third party against Service Provider to the extent based on a claim that: (1) the marketing or use of any service product sold by Apple to Service Provider infringes any U.S. patent, copyright, trademark, trade secret or other proprietary right of a third party; or (2) a defective Apple service product directly caused death or personal injury (provided the product at issue has not been altered, modified or otherwise changed by Service Provider). Apple agrees to indemnify Service Provider for damages awarded to third parties solely as a result of such claims. Apple's obligation to so defend and indemnify Service Provider is contingent on Service Providers compliance with Section 8D below.

C. Service Provider agrees to defend any proceeding or action brought by a third party against Apple to the extent based on a claim arising from the acts or omissions of Service Provider, its employees or agents in conduct associated with this AASP Agreement, except acts or omissions expressly required by Apple's written programs and policies. Service Provider agrees to indemnify Apple for any losses, damages, liabilities, costs and reasonable expenses arising from such acts or omissions. Service Provider's obligation to so defend and indemnify Apple is contingent on Apple's compliance with Section 8D below.

D. Each party shall promptly notify the other party of any claim, demand, proceeding or suit of which the other party becomes aware which may give rise to a right of defense or indemnification pursuant to this section ("Claim"). Notice of any Claim which is a legal proceeding, by suit or otherwise, must be provided to the indemnifying party within THIRTY (30) days of first learning of such proceeding. Notice shall include an offer to tender the defense of the Claim to the indemnifying party. The indemnifying party, if it accepts such tender, shall be entitled to take over sole control of the defense of the Claim. That control shall include the right to take any and all actions necessary to completely and finally resolve the Claim by settlement or compromise (in which case the indemnifying party shall be responsible for the cost of settlement/compromise related to the Claim). Upon acceptance of tender, the indemnified party shall cooperate with the indemnifying party with respect to such defense and settlement. In the event a Claim is settled, both parties agree not to publicize the settlement and will make every effort to ensure the settlement agreement contains a non-disclosure provision.

9. Confidentially

Any information disclosed to Service Provider by Apple relating to Apple's present or future developments, including but not limited to product design and repair, future product information, service activities, terms and conditions of this AASP Agreement (including any documents incorporated by reference), pricing, and all other amendments and addenda between Service Provider and Apple (except such information as is previously known to Service Provider without an obligation of confidentiality or is publicly disclosed by Apple either prior or subsequent to Service Provider's receipt of such information from Apple), shall be characterized as confidential information. Service Provider shall hold such confidential information in trust and confidence for Apple and shall not use it except in furtherance of the relationship set forth in this AASP Agreement, nor publish, disclose, or disseminate it for a period

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

of FIVE (5) YEARS after receipt thereof by Service Provider, except as may be authorized by Apple in writing. Service Provider shall have no right to prepare any derivative works of such confidential information.

10. Limitation of Liability

IN NO EVENT SHALL APPLE BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES OF ANY NATURE, INCLUDING, WITHOUT LIMITATION, LOST BUSINESS PROFITS. DIRECT DAMAGES SHALL BE LIMITED TO AN AMOUNT NOT TO EXCEED $100,000 PER INCIDENT.

11. Limitation of Remedies

THE REMEDIES SET FORTH IN THIS AASP AGREEMENT SHALL BE SERVICE PROVIDER'S SOLE AND EXCLUSIVE REMEDIES FOR ANY BREACH OF THIS AASP AGREEMENT BY APPLE.

12. Term and Termination

A.  Term
Unless terminated as provided herein, this AASP Agreement shall be effective from its effective date and shall continue in full force and effect throughout the term of Service Provider's Dealer Agreement. Service Provider and Apple agree that in no event shall either party be obligated to renew or extend this AASP Agreement.

B.  Termination with Thirty (30) Days Notice

Either party may terminate this AASP Agreement at will, at any time, with or without cause, by written notice to the other party not less than THIRTY (30) DAYS before the effective date of such notice.

C.  Immediate Termination
To the extent permitted by applicable law, Apple may terminate this AASP Agreement effective immediately and without notice in the event that:

(1) Service Provider fails to perform any obligation, duty, or responsibility imposed under this AASP Agreement and such failure or default remains unremedied THIRTY (30) DAYS after written notice thereof;

(2) Service Provider commits a felony, engages in an unlawful business practice, or conducts business in any manner prohibited by Sections 2 or 3;

(3) any conduct or proposed conduct of Service Provider exposes or threatens to expose Apple to any liability or obligation, including any federal, state, or local law;

(4) Service Provider fails to maintain sufficient net worth and working capital to perform its obligations, has a receiver or similar party appointed for its property; becomes insolvent or makes an assignment for the benefit of creditors; closes its Authorized Service Location; or

(5) Service Provider's Dealer Agreement expires or terminates for any cause, with or without notice.

D. Effect of Notice of Termination

In the event that notice of termination of this AASP Agreement is given for any reason, the due date of all Apple invoices shall be accelerated so that they become due and payable as of the date of notice of termination, even if longer terms had been provided previously. Apple shall be entitled, in its sole discretion, to reject all or part of any orders received from Service Provider after the date of such notice or to cancel any orders previously accepted. Service Provider may continue to represent publicly that it is an Authorized Apple Service Provider but shall not enter into any service commitments requiring Apple products after the termination date.

E. Effect of Termination
Upon expiration or termination of this AASP Agreement:

(1) Service Provider shall report to Apple the service option selected for each Authorized Location, if applicable. Termination of this AASP Agreement shall not relieve Service Provider of its obligations to provide for service on all Apple products as required under the Dealer Agreement; and

(2) Service Provider shall submit to Apple within TEN (10) DAYS after such expiration or termination a list of all Service Stock owned by Service Provider as of such termination. Service Provider shall also submit a list of all service repairs in progress on Apple products.

Apple, at its option, may purchase from Service Provider any or all Service Stock or Service Tools that are still in original, unopened containers, in good condition, at the respective prices paid by Service Provider for such items. These prices shall be determined by assuming that such service product is from Service Provider s most recent purchase of such items from Apple. Apple, at its option, may purchase any or all Service Stock or Service Tools in opened containers at prices determined by Apple. If the prices offered by Apple are unacceptable to Service Provider, Service Provider may refuse Apple's offer and thereafter resell such service product to an AASP or AASP Plus.

After receipt of any such Service Stock from Service Provider, Apple will issue an appropriate credit to Service Provider s account, subject to offset for any amounts due Apple.

(3) Except to the extent authorized otherwise by Apple, Service Provider shall immediately cease use of the Apple Marks provided by Section 7 herein, and otherwise discontinue representing to the public and trade that it is an authorized AASP or AASP Plus.

(4) All unshipped Service Stock and Service Tools orders shall be automatically canceled.

(5) Service Provider shall promptly complete all maintenance and service work in progress on Apple products, and shall make final claim upon Apple for all warranty and Apple service program (such as AppleCare) reimbursement that may be due Service Provider within THIRTY (30) DAYS of the date of such expiration or termination.

(6) Service Provider shall promptly return to Apple all property of Apple in its possession, including but not limited to loaned equipment and any documents of any kind containing Apple confidential information.

F. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, ON ACCOUNT OF EXPIRATION OR TERMINATION OF THIS AASP AGREEMENT IN ACCORDANCE WITH ITS TERMS.

G. To the extent permitted by applicable law, and in consideration of its entering into this AASP Agreement, Service Provider hereby waives and relinquishes any rights or claims under franchise, or other statutes, or at common law, that would or might arise out of a termination of this AASP Agreement by Apple or refusal by Apple to renew or extend the term of this AASP Agreement.

H. Service Provider's obligations under Sections 5, 7, 8, 9, 10, 11, 12 and 13 and their subsections shall survive expiration or termination of this AASP Agreement.

13. General Terms

A. Governing Law

This AASP Agreement and the corresponding relationships of the parties shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflict of law provisions.

B. Disputes

(1) Any dispute, resolution. or proceeding with respect to this AASP Agreement shall take place solely in the County of Santa Clara, State of California. Service Provider expressly agrees that venue within this district is proper and voluntarily submits to the jurisdiction of the courts within same.

(2) Any action arising from or related to this AASP Agreement must be brought within ONE (1) YEAR from the date such action could have first been brought. The parties expressly agree to this provision notwithstanding any longer period which may be provided by statute and any such period is expressly waived.

C. Notice

Notices and demands of any kind that Service Provider may be required or desire to serve upon Apple pursuant to this AASP Agreement shall be served by United States mail, postage prepaid, or overnight courier, to Apple, at

Apple Computer, Inc.
Contracts Management
900 E. Hamilton Avenue, M S 72CM
Campbell, CA 95008

Notices and demands of any kind that Apple may be required or desire to serve upon Service Provider pursuant this AASP Agreement shall be served by personal service, United States mail, postage prepaid, or overnight courier to Service Provider, at Service Provider's address set forth in this AASP Agreement.

With written notice to the other, Apple and Service Provider may designate in writing different addresses. All notices or demands by United States mail shall be deemed given and complete upon mailing.

D. Severability

(1) In the event that any provision of this AASP Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining portions of this AASP Agreement shall remain in full force and effect and be construed so as to best effectuate the intention of the parties upon execution.

(2) The paragraph headings contained herein are for reference only and shall not be considered as substantive parts of this AASP Agreement. Use of the singular or plural form shall include the other.

E. Waiver
The waiver of any one default shall not waive subsequent defaults of the same or different kind.

F.  Successors in Interest
The provisions of this AASP Agreement shall be binding upon and inure to the benefit of the parties, their successors, and permitted assigns.

14. Entire Agreement

This document and all documents referred to or incorporated herein by reference contain all the agreements, warranties, understandings, conditions, covenants, and representations made between Service Provider and Apple regarding the provision of service for Apple products. Neither Apple nor Service Provider shall be liable for any agreements, warranties, understandings, conditions, covenants, or representations that are not expressly set forth in this AASP Agreement. Any different or additional terms and conditions in any purchase order, invoice or other such document are hereby expressly rejected by Apple and shall have no force or effect. In the event of a conflict between the terms or conditions of this AASP Agreement, the Service Selection Plan or the Apple Service Programs Manual, the terms and conditions of this AASP Agreement shall prevail.

This AASP Agreement may only be modified in writing by an instrument signed by an authorized representative of each party. Apple may unilaterally modify the Service Price List and the Apple Service Programs Manual effective on the date designated by Apple. Service Provider shall have a reasonable period of time to implement changes requiring Service Provider to materially alter its activities provided such period does not exceed THIRTY (30) DAYS from the stated effective date.

The duly authorized representatives of the parties execute this AASP Agreement as of the dates set forth below.

          Service Provider

SIGNATURE:  /s/

PRINT NAME: Dan DeVries

TITLE:      Executive Vice President

DATE:       7-1-96

          Apple Computer, Inc.

SIGNATURE:  /s/

PRINT NAME: Catherine P. Lyons

TITLE:      Sr. Contracts Specialist

DEPT:       Contracts Management

EFFECTIVE DATE:  8-29-96

(C) 1996 Apple Computer. Inc. All rights reserved. Apple, the Apple logo, and AppleLink are registered trademarks of Apple Computer. Inc. AppleOrder is a trademark of Apple Computer, Inc. AppleCare is a registered service mark of Apple Computer, Inc.

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